 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2024

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
802 East 1050 South
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Chief Financial Officer

On August 27, 2024, Domo, Inc. (the “Company”) appointed Tod Crane as the Company’s chief financial officer, effective November 1, 2024. Mr. Crane will succeed David Jolley, who notified the Company on August 27, 2024 of his intent to step down as chief financial officer of the Company, effective November 1, 2024. Mr. Jolley’s resignation is not due to any disagreements between Mr. Jolley and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jolley will continue as an employee of the Company, serving as senior adviser, finance, effective November 1, 2024.

Mr. Crane, age 40, was appointed senior vice president, finance in December 2023, after serving as vice president, finance from May 2023 to December 2023, senior director, finance and accounting from February 2021 to May 2023, director, revenue and financial reporting from October 2019 to February 2021, director, financial reporting from March 2018 to October 2019, and manager, financial reporting from November 2015 to March 2018.

Prior to joining the Company, Mr. Crane was an assurance manager at Ernst & Young from 2010 to 2015. Mr. Crane holds a Master of Accountancy and a B.S. in accounting from Brigham Young University.

In connection with his appointment, Mr. Crane’s annual base salary for 2024 was increased to $400,000 and his target bonus for 2024 was increased to $250,000. In connection with his appointment, Mr. Crane is eligible to receive equity awards under the Company’s 2018 Equity Incentive Plan (the “Plan”). On August 27, 2024 (the “Initial Award Grant Date”), pursuant to the Plan, Mr. Crane received an initial equity award of 50,000 restricted stock units (“RSUs”) having an approximate value equal to $395,000, with one-quarter of the RSUs vesting on the first quarterly vest date that is on or after the one-year anniversary of the Initial Award Grant Date, and as to one-sixteenth of the RSUs on each subsequent Company Vest Date, subject to Mr. Crane continuing to be a Service Provider (as defined in the Plan) through each relevant vesting date.

Mr. Crane will continue to be bound by his existing confidentiality and invention assignment agreement, and will enter into a standard indemnification agreement in the form previously approved by the Board, filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024. The foregoing description of the company’s indemnification agreement with him does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Company’s form of indemnification agreement. Any change of control or severance benefits he may be entitled to may be determined at a later date.

There are no family relationships between Mr. Crane and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to his employment with the Company, there are no transactions between Mr. Crane or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Crane and any other persons pursuant to which Mr. Crane was selected as chief financial officer.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Domo, Inc. dated Aug 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: August 30, 2024	By:	/s/ David Jolley
David Jolley
Chief Financial Officer